Collective Brands Reports 2010 Fourth Quarter, Full Year Financial Results

Fourth Quarter: Net Sales up 4%; Loss per Share Improved 6%; Full Year: Net Sales up 2%; Earnings per Share up 37%

TOPEKA, KS -- (Marketwire - March 02, 2011) - Collective Brands, Inc. (NYSE: PSS) today reported financial results for its 2010 fourth quarter and fiscal year ended January 29, 2011. The fourth quarter 2010 net loss attributable to Collective Brands, Inc. was $10.1 million, or $0.16 per share, compared to a net loss of $10.9 million, or $0.17 per share, in the fourth quarter of 2009.

Collective Brands' fourth quarter 2010 net sales increased 4.3% to $773.8 million. This was driven by sales growth of 19.8% from the Performance + Lifestyle Group ("PLG") Wholesale segment and Collective Brands' 0.4% comparable store sales1 increase.

Collective Brands' 2010 net sales were $3.38 billion, up 2.0% versus the prior year driven by net sales gains at PLG Wholesale and Payless International of 22.3% and 9.0%, respectively. Full year 2010 net earnings attributable to Collective Brands, Inc. were $112.8 million, or $1.75 per diluted share, up 36.4% versus 2009. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA")(2) were $325.1 million for 2010 compared to $298.4 million the prior year, an increase of 8.9%.

"We finished a strong year with a solid fourth quarter as our portfolio of leading brands and innovative, on-trend products connected with consumers across geographies and price points. As a result, we delivered improved financial results for both the fourth quarter and the year," said Matthew E. Rubel, Chairman, Chief Executive Officer and President of Collective Brands, Inc. "In aggregate, the strength of our hybrid business model enabled us to grow in a variety of ways in 2010. PLG delivered record annual sales and earnings. Payless successfully expanded franchising, accessory categories, and its footwear house of brands. Going into 2011, we have great momentum in wholesale and international, improving domestic retail sales, and a strong balance sheet."

Consolidated Quarterly Results -- Selected unaudited financial data (dollars in millions, except per share data) for the 13 weeks ended January 29, 2011 and January 30, 2010:

                                              4th Qtr   4th Qtr
                                                2010      2009     Change
                                              --------  --------  ---------
Net sales                                     $  773.8  $  741.7  $    32.1
Gross margin                                      31.8%     32.9% (110) bps
Selling, general & administrative (SG&A)
 expense ratio                                    31.5%     32.2%  (70) bps
Net (loss) attributable to Collective Brands,
 Inc.                                        ($   10.1)($   10.9) $     0.8
Diluted (loss) per share                     ($   0.16)($   0.17) $    0.01

--  Net sales for the quarter increased $32.1 million due to growth in three operating segments: PLG Wholesale, Payless International, and PLG
    Retail.  The sales increase was driven primarily by growth in wholesale as well as the contributions from 11 more stores and the comparable store sales increase.

--  The gross margin rate decreased 110 basis points due principally to more markdown activity this year versus lower-than-normal markdown activity last year; higher product and freight costs; and a greater mix of wholesale sales which generate lower gross margins than retail.

--  SG&A ratio improved by 70 basis points.  SG&A dollars grew 2.0% due to increases in Payless International and PLG Wholesale while net sales grew 4.3%.

Consolidated Full Year Results

In addition to higher net sales and earnings, Collective Brands improved its liquidity and strengthened its balance sheet in 2010. Net debt(2) was $340.4 million at the end of 2010, 1.0-times EBITDA and down $115.4 million versus 2009. In addition, the Company repaid $185.2 million of long term debt in 2010.''

Comparable store sales(1) for the year decreased 2.2%. Comparable store sales by operating segment were Payless Domestic -3.8%; Payless International 5.9%; and PLG Retail -1.6%.

Inventory at the end of 2010 was $531.7 million, up 20.0% versus last year. The higher inventory level was driven by increased units, returning them to a more normal year-end level; a greater mix of higher-cost products at Payless and PLG; and higher costs per unit. Inventory is well-positioned for the spring season with relatively low levels of aged inventory.

In 2010, capital expenditures were $97.6 million while depreciation & amortization was $138.2 million, contributing to free cash flow(2) of $173.9 million. Collective Brands repurchased $59.8 million of stock for the year which reduced shares outstanding (net of issuances) by 4.2%. This included 1.0 million shares repurchased for $20.0 million during the fourth quarter.

Collective Brands opened 11 stores in 2010, net of closings. The Company closed 13 stores during the fourth quarter, net of openings. Store count grew in Payless International, and in PLG due to Sperry and Stride Rite. Store count declined for Payless in the U.S.

Wholly-Owned and Joint Venture
 Store Counts                     Jan. 29, 2011 Oct. 30, 2010 Jan. 30, 2010
                                  ------------- ------------- -------------
Payless ShoeSource                        4,461         4,477         4,470
Performance + Lifestyle Group               383           380           363
                                  ------------- ------------- -------------
Total Stores                              4,844         4,857         4,833
                                  ============= ============= =============

The Company also franchised stores in 10 countries and territories at the end of 2010.

Franchise Store Counts            Jan. 29, 2011 Oct. 30, 2010 Jan. 30, 2010
                                  ------------- ------------- -------------
Payless ShoeSource                           62            32             9
Stride Rite                                   8             0             0
                                  ------------- ------------- -------------
Total Stores                                 70            32             9
                                  ============= ============= =============

Quarterly Segment Results (dollars in millions)

                                 2010       2009     $ Change   % Change
                               ---------  ---------  ---------  ---------
NET SALES
  Payless Domestic             $   455.8  $   457.5 ($     1.7)      (0.4%)
  Payless International            132.0      123.9        8.1        6.5%
  PLG Wholesale                    138.7      115.8       22.9       19.8%
  PLG Retail                        47.3       44.5        2.8        6.3%
                               ---------  ---------  ---------  ---------
TOTAL                          $   773.8  $   741.7  $    32.1        4.3%
                               =========  =========  =========  =========

                                  2010       2009    $ Change   % Change
                               ---------  ---------  ---------  ---------
OPERATING PROFIT/(LOSS)
  Payless Domestic            ($    16.2)($    12.7)($     3.5)     (27.6%)
  Payless International             17.8       16.7        1.1        6.6%
  PLG Wholesale                      8.2        8.3       (0.1)      (1.2%)
  PLG Retail                        (7.2)      (7.6)       0.4        5.3%
                               ---------  ---------  ---------  ---------
TOTAL                          $     2.6  $     4.7 ($     2.1)     (44.7%)
                               =========  =========  =========  =========

                                   2010       2009     Change
                                ---------  ---------  ---------
OPERATING MARGIN
  Payless Domestic                   (3.6%)     (2.8%) (80) bps
  Payless International              13.5%      13.5%     0 bps
  PLG Wholesale                       5.9%       7.2% (130) bps

  PLG Retail                        (15.2%)    (17.1%)  190 bps
                                ---------  ---------  ---------
TOTAL                                 0.3%       0.6%  (30) bps
                                =========  =========  =========

--  Payless Domestic -- Net sales were down slightly due to a comparable store sales decrease of 0.4% and operating 33 fewer stores.  Gains in boots, accessories, and fitness footwear were offset by declines primarily in children's and dress footwear.  The operating loss increased due principally to more markdowns and marketing investments in conjunction with the small sales decline.

--  Payless International -- Net sales increased driven in part by comparable store sales growth of 3.3%.  Strength in Latin America and
    Canada, including the impact of foreign exchange, as well as 24 more net new stores drove higher sales. Operating profit increased due to profit growth in Latin America and in the franchise channel.

--  PLG Wholesale -- Net sales increased led by Sperry Top-Sider and
    Saucony as well as higher sales of all brands internationally.
    Operating profit was flat.  An increase in sales was offset by higher product costs.  Amortization of intangible assets due to the acquisition of PLG was $2.8 million, or $0.03 per share, in the quarter.

--  PLG Retail -- Net sales increased driven by 0.4% comparable store sales growth and 20 more stores.  The operating loss improved due to the sales increases, SG&A improvement initiatives, and fewer markdowns.

Outlook for Collective Brands

--  Over the long term, the Company has set a target to grow earnings per share, on average, approximately 12% to 16% annually.  This would be driven by 3% to 5% net sales growth and 9% to 12% operating profit growth.

--  The 2011 effective tax rate is expected to be approximately 21%
    excluding discrete events.

--  Depreciation and amortization for 2011 is expected to total approximately $135 million.

--  Capital expenditures are expected to total approximately $110 million in 2011.

--  Year-end 2011 retail store count is expected to decrease by approximately 15 stores, as Payless Domestic closings more than offset openings in Payless International and Sperry.

                                                     Open   Close   Change
                                                    ------- ------- ------
Payless
Payless Domestic                                         25      65    (40)
Payless International                                    25      10     15
                                                    ------- ------- ------
Payless Total                                            50      75    (25)
PLG                                                      20      10     10
                                                    ------- ------- ------
Collective Brands Total                                  70      85    (15)
                                                    ======= ======= ======

In addition, franchise locations are expected to more-than-double by year-end to over 140 in 15 countries.

--  As a result of its backlog of $191 million for delivery in first quarter 2011, which increased 49%, PLG Wholesale sales in the first quarter of 2011 are expected to increase in the high-teens percentage over first quarter 2010.

Notes to Financial Data

(1) Comparable store sales include Payless stores from all regions and PLG stores. The calculation excludes franchised stores.

(2) This release contains certain non-GAAP financial measures. These measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help explain underlying performance trends in Collective Brands' business and provide useful information to both management and investors. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Please see the reconciliations of the non-GAAP financial measures after the condensed consolidated statements of cash flows. The measures used in this release are as follows:

Free cash flow -- Defined as cash flow provided by operating activities less capital expenditures. Free cash flow provides useful information about the Company's liquidity, its ability to make investments and to service debt.

Net debt -- Defined as total debt minus cash and cash equivalents. Net debt provides useful information about the capacity of the Company to reduce its debt and improve its capital structure.

Adjusted EBITDA -- Defined as earnings before interest (including loss on early extinguishment of debt), taxes, depreciation and amortization. Adjusted EBITDA provides useful information about the Company's operations because it eliminates the effect of invested capital on the Company's operating profit.

About Collective Brands and Forward-Looking Statements

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. Collective Brands, Inc. is the holding company for Payless ShoeSource, Collective Brands Performance + Lifestyle Group, and Collective Licensing International. Payless ShoeSource is the largest specialty family footwear retailer in the Western Hemisphere. It is dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. The Collective Brands Performance + Lifestyle Group markets lifestyle and performance branded footwear for children and adults sold primarily through wholesale and retail under well-known brand names including Stride Rite, Saucony, Sperry Top-Sider, Keds, and Robeez. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping at, each of Collective Brands' units can be found at www.collectivebrands.com.

This release contains forward-looking statements. The statements in this news release regarding the business outlook, expected performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words "expected," "anticipates," "intends," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance, and results of Collective Brands' business include, but are not limited to, the impact of competition and pricing; changes in consumer preferences and spending patterns; general economic, business and social conditions in the countries where Collective Brands sources products, supplies or has or intends to open stores; changes in weather patterns; the inability to renew material leases, licenses, or contracts upon their expiration; the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the U.S. and foreign countries as well as between foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates, e.g. changes in the value of the dollar relative to the Chinese yuan or Canadian dollar; the ability to hire, train and retain associates; performance of other parties in strategic alliances; outcomes of intellectual property, employment litigation, and class actions; the ability to comply with local laws in foreign countries; our ability to maintain and upgrade information systems; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; changes in commodity prices such as oil; and other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 30, 2010 in Part I, Item 1A, "Risk Factors". Collective Brands believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Collective Brands is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of earnings, balance sheets and statements of cash flows have been prepared in accordance with the Company's accounting policies as described in the Company's 2009 Form 10-K, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments and should be read in conjunction with the 2009 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

                          COLLECTIVE BRANDS, INC.
                    CONSOLIDATED STATEMENTS OF EARNINGS
                                (UNAUDITED)

(dollars and shares in
 millions, except per
 share data)                 13 Weeks Ended            52 Weeks Ended
                        ------------------------  ------------------------
                        January 29,  January 30,  January 29,  January 30,
                            2011         2010         2011         2010
                        -----------  -----------  -----------  -----------

Net sales               $     773.8  $     741.7  $   3,375.7  $   3,307.9

Cost of sales                 527.6        498.0      2,174.5      2,166.9

                        -----------  -----------  -----------  -----------
Gross margin                  246.2        243.7      1,201.2      1,141.0

Selling, general and
 administrative
 expenses                     243.6        238.9      1,011.5        982.4

Restructuring charges             -          0.1            -          0.1

                        -----------  -----------  -----------  -----------
Operating profit from
 continuing operations          2.6          4.7        189.7        158.5

Interest expense               11.1         14.4         48.7         60.8

Interest income                (0.1)        (0.1)        (0.7)        (1.1)

Loss on early
 extinguishment of debt         0.4          1.2          1.7          1.2

                        -----------  -----------  -----------  -----------
Net (loss) earnings
 from continuing
 operations before
 income taxes                  (8.8)       (10.8)       140.0         97.6

(Benefit) provision for
 income taxes                  (3.2)        (3.7)        17.4          9.4

                        -----------  -----------  -----------  -----------
Net (loss) earnings
 from continuing
 operations                    (5.6)        (7.1)       122.6         88.2

Earnings from
 discontinued
 operations, net of
 income taxes                     -          0.3            -          0.1

                        -----------  -----------  -----------  -----------
Net (loss) earnings            (5.6)        (6.8)       122.6         88.3

Net earnings
 attributable to
 noncontrolling
 interests                     (4.5)        (4.1)        (9.8)        (5.6)

                        -----------  -----------  -----------  -----------
Net (loss) earnings
 attributable to
 Collective Brands,
 Inc.                   $     (10.1) $     (10.9) $     112.8  $      82.7
                        ===========  ===========  ===========  ===========

Basic (loss) earnings
 per share attributable
 to Collective Brands,
 Inc. common
 shareholders:
  (Loss) earnings
   per share from
   continuing
   operations           $     (0.16) $     (0.18) $      1.77  $      1.29
  Earnings per share
   from discontinued
   operations                     -         0.01            -            -
                        -----------  -----------  -----------  -----------
Basic (loss) earnings
 per share attributable
 to Collective Brands,
 Inc. common
 shareholders:          $     (0.16) $     (0.17) $      1.77  $      1.29
                        ===========  ===========  ===========  ===========

Diluted (loss) earnings
 per share attributable
 to Collective Brands,
 Inc. common
 shareholders:
  (Loss) earnings
   per share from
   continuing
   operations           $     (0.16) $     (0.18) $      1.75  $      1.28
  Earnings per share
   from discontinued
   operations                     -         0.01            -            -
                        -----------  -----------  -----------  -----------
Diluted (loss) earnings
 per share attributable
 to Collective Brands,
 Inc. common
 shareholders:          $     (0.16) $     (0.17) $      1.75  $      1.28
                        ===========  ===========  ===========  ===========

Basic weighted average
 shares outstanding            61.2         63.3         62.6         63.1

Diluted weighted
 average shares
 outstanding                   61.2         63.3         63.3         63.5

                          COLLECTIVE BRANDS, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)

                                                  January 29,  January 30,
(dollars in millions)                                 2011         2010
                                                  -----------  -----------

ASSETS:

Current assets:
    Cash and cash equivalents                     $     324.1  $     393.5
    Accounts receivable, net                            114.4         95.5
    Inventories                                         531.7        442.9
    Current deferred income taxes                        30.7         42.1
    Prepaid expenses                                     55.1         48.9
    Other current assets                                 22.2         21.7
    Current assets of discontinued operations               -          0.5
                                                  -----------  -----------
Total current assets                                  1,078.2      1,045.1

Property and Equipment:
    Land                                                  6.7          7.0
    Property, buildings and equipment                 1,444.6      1,403.1
    Accumulated depreciation and amortization        (1,019.0)      (945.9)
                                                  -----------  -----------
    Property and equipment, net                         432.3        464.2

Intangible assets, net                                  428.4        445.5
Goodwill                                                279.8        279.8
Deferred income taxes                                    10.1          6.5
Other assets                                             39.7         43.2
                                                  -----------  -----------

TOTAL ASSETS                                      $   2,268.5  $   2,284.3
                                                  ===========  ===========

LIABILITIES AND EQUITY:

Current liabilities:
    Current maturities of long-term debt          $       5.1  $       6.9
    Accounts payable                                    287.4        195.9
    Accrued expenses                                    184.4        181.8
    Current liabilities of discontinued
     operations                                             -          1.3
                                                  -----------  -----------
Total current liabilities                               476.9        385.9

Long-term debt                                          659.4        842.4
Deferred income taxes                                    65.4         65.5
Other liabilities                                       212.4        226.3
Noncurrent liabilities of discontinued operations           -          0.3

Equity:
    Collective Brands, Inc. shareowners' equity         822.9        735.2
    Noncontrolling interests                             31.5         28.7
                                                  -----------  -----------

Total equity                                            854.4        763.9
                                                  -----------  -----------

TOTAL LIABILITIES AND SHAREOWNERS' EQUITY         $   2,268.5  $   2,284.3
                                                  ===========  ===========

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                                       52 Weeks Ended
                                                  ------------------------
                                                  January 29,  January 30,
(dollars in millions)                                 2011         2010
                                                  -----------  -----------

OPERATING ACTIVITIES:
Net earnings                                      $     122.6  $      88.3
Earnings from discontinued operations, net of
 income taxes                                               -         (0.1)
Adjustments for non-cash items included in net
 earnings:
    Loss on impairment and disposal of assets            12.2         11.8
    Depreciation and amortization                       138.2        143.2
    Provision for losses on accounts receivable           2.0          2.9
    Share-based compensation expense                     16.6         16.4
    Deferred income taxes                                 4.2          3.8
    Loss on early extinguishment of debt                  1.7          1.2
    Other, net                                              -         (0.1)
Changes in working capital:
    Accounts Receivable                                 (20.7)         0.6
    Inventories                                         (86.7)        53.2
    Prepaid expenses and other current assets            (7.5)        15.2
    Accounts payable                                     92.2         20.2
    Accrued expenses                                      5.9        (24.6)
Changes in other assets and liabilities, net             (7.6)       (15.2)
Contributions to pension plans                           (1.6)        (9.5)
Net cash provided by discontinued operations                -          0.3
                                                  -----------  -----------

Cash flow provided by operating activities              271.5        307.6
                                                  -----------  -----------

INVESTING ACTIVITIES:
Capital expenditures                                    (97.6)       (84.0)
Proceeds from the sale of property and equipment            -          2.8
Intangible asset additions                                  -        (19.0)
                                                  -----------  -----------

Cash flow used in investing activities                  (97.6)      (100.2)
                                                  -----------  -----------

FINANCING ACTIVITIES:
Issuances of debt                                           -          1.2
Repayment of debt                                      (185.2)       (66.1)
Issuances of common stock                                10.7          8.2
Purchases of common stock                               (63.9)        (7.6)
Contributions by noncontrolling interests                 3.1          5.5
Distribution to noncontrolling interests                (10.8)        (6.2)
                                                  -----------  -----------

Cash flow used in financing activities                 (246.1)       (65.0)
                                                  -----------  -----------

Effect of exchange rate changes on cash                   2.8          1.8

(Decrease) Increase in cash and cash equivalents        (69.4)       144.2

Cash and cash equivalents, beginning of year            393.5        249.3
                                                  -----------  -----------
Cash and cash equivalents, end of year            $     324.1  $     393.5
                                                  ===========  ===========

                          COLLECTIVE BRANDS, INC.
                        FULL YEAR SEGMENT RESULTS
                                (UNAUDITED)

                            52 Weeks Ended
                       --------------------------------------------------
                       January 29,  January 30,
(dollars in millions)      2011         2010     Change ($)   Change (%)
                       -----------  -----------  -----------  -----------
NET SALES
  Payless Domestic     $   2,059.3  $   2,153.2  $     (93.9)        (4.4%)
  Payless International      460.3        422.4         37.9          9.0%
  PLG Wholesale              628.4        513.9        114.5         22.3%
  PLG Retail                 227.7        218.4          9.3          4.3%
                       -----------  -----------  -----------  -----------
TOTAL                  $   3,375.7  $   3,307.9  $      67.8          2.0%
                       ===========  ===========  ===========  ===========

OPERATING PROFIT (LOSS)
  Payless Domestic     $      75.2  $      98.1  $     (22.9)       (23.3%)
  Payless International       55.6         34.1         21.5         63.0%
  PLG Wholesale               61.7         30.0         31.7        105.7%
  PLG Retail                  (2.8)        (3.7)         0.9         24.3%
                       -----------  -----------  -----------  -----------
TOTAL                  $     189.7  $     158.5  $      31.2         19.7%
                       ===========  ===========  ===========  ===========

                             52 Weeks Ended
                        -------------------------------------
                        January 29,  January 30,
                            2011         2010     Change (BPS)
                        -----------  -----------  -----------
OPERATING MARGIN
  Payless Domestic              3.7%         4.6%         (90)
  Payless International        12.1%         8.1%         400
  PLG Wholesale                 9.8%         5.8%         400
  PLG Retail                   (1.2%)       (1.7%)         50
                        -----------  -----------  -----------
TOTAL                           5.6%         4.8%          80
                        ===========  ===========  ===========

                          COLLECTIVE BRANDS, INC.
            CALCULATION OF NON-GAAP CONSOLIDATED FREE CASH FLOW
                                (UNAUDITED)

(dollars in millions)
                                                      52 weeks ended
                                                ---------------------------
                                                 January 29,   January 30,
                                                     2011          2010
                                                ------------- -------------

Cash flow provided by operating activities      $       271.5 $       307.6
Less: Capital expenditures                               97.6          84.0
                                                ------------- -------------
Free cash flow                                  $       173.9 $       223.6
                                                ============= =============

                          COLLECTIVE BRANDS, INC.
              CALCULATION OF NON-GAAP CONSOLIDATED NET DEBT
                                (UNAUDITED)

(dollars in millions)
                                                  January 29,  January 30,
                                                      2011         2010
                                                  ------------ ------------

Total debt:                                       $      664.5 $      849.3
Less: cash and cash equivalents                          324.1        393.5
                                                  ------------ ------------
Net debt                                          $      340.4 $      455.8
                                                  ============ ============

                          COLLECTIVE BRANDS, INC.
      RECONCILIATION OF GAAP NET EARNINGS TO NON-GAAP ADJUSTED EBITDA
                                (UNAUDITED)

(dollars in millions)
                                            52 weeks ended  52 weeks ended
                                              January 29,     January 30,
                                                  2011            2010
                                            --------------- --------------
Net earnings                                $         122.6 $         88.3

Earnings from discontinued operations, net
 of tax                                                   -           (0.1)

Provision for income taxes                             17.4            9.4

Net interest expense (including loss on
 early extinguisment of debt)                          49.7           60.9

Depreciation and amortization                         135.4          139.9
                                            --------------- --------------

Adjusted EBITDA                             $         325.1 $        298.4
                                            =============== ==============

Investment Community Contact:
James Grant
(785) 559-5321

Media Contact:
Mardi Larson
(612) 928-0202